Exhibit 99.1

Financial Overview Gil Borok Chief Financial Officer November 17, 2010

Forward Looking Statements This presentation, and those immediately following, contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance and our business outlook. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our third quarter earnings report, filed on Form 8-K, and our current annual report on Form 10-K and current quarterly report on Form 10-Q, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (http://www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

The Global Market Leader 1. Includes affiliate offices. 2. As of September 30, 2010. 3. Based on 2009 revenues versus Jones Lang LaSalle. Scale and Diversity 1.7x nearest competitor3 Thousands of clients, nearly 80% of Fortune 100 $97.2 billion of transaction activity in 2009 No client comprised >3% of revenues in 2009 Broad Capabilities #1 leasing #1 investment sales #1 outsourcing #1 appraisal and valuation #1 commercial mortgage brokerage $35.7 billion in assets under management2 $6.0 billion of development projects in process/pipeline2 Leading Global Brand 100+ years 400+ offices in 57 countries1 #1 in virtually every major global business center Recognized Leadership S&P 500 Only commercial real estate services company in the S&P 500 FORTUNE Only commercial real estate services company in the Fortune 500 The Lipsey Company #1 brand for nine consecutive years Euromoney Top Global Real Estate Advisor for 2010 Financial Times Best Property Investment Advisor for 2010 Newsweek #30 (of 500) greenest company in U.S. and #1 in financial services

Our Values Respect: Treat everyone with dignity, value their contributions and help one another succeed Integrity: Uphold the highest ethical standards in our business practices Service: Dedicate ourselves to making a meaningful impact on our clients and in our communities Excellence: Aspire to be the best in everything we do and strive for continuous improvement Our Vision Be the preeminent, vertically integrated, globally capable real estate services firm Our Mission Deliver superior results for stakeholders by: Putting the client first—always Collaborating across markets and services lines Thinking innovatively, but acting practically Providing a rewarding work environment

Our Objectives Provide a complete suite of market leading services to property owners and occupiers through a fully integrated global business platform and a managed account strategy Our Strategy Establish and maintain the leading position in every major world city. Establish and maintain the leading position in each service we provide. Maintain the most admired, highest quality brand. Recruit, hire and retain the finest people in our industry. Foster and maintain a culture of integrity, excellence and continuous improvement. Lead the industry in revenue and profit growth and retain the industry’s highest operating margins.

Diversified revenue spread across broad base of clients 2009 Revenue by Client Type Diverse Client Base Corporations, 42% Insurance Co's/Banks, 20% Pensions Funds/P F Advisors, 10% Individuals/Partnerships, 8% REITs, 5% Opportunity Funds, 4% Government, 4% Conduits/Wall Street Firms, 2% Offshore Investors, 1% Other, 4%

Geographic (LTM 9/30/2010 Revenue1) 1. LTM 9/30/2010 revenue was $4.8 billion. This includes $1.7 million of revenue related to discontinued operations. Diversification Business Line (LTM 9/30/2010 Revenue1) Americas 62% Asia Pacific 13% EMEA 19% Global Investment Management 4% Development Services 2% Leasing 33% Sales 14% Outsourcing 36% Commercial Mortgage Brokerage 3% Investment Management 3% Development 2% Other 2% Valuation 7%

LTM 9/30/2010 revenue was $4.8 billion. This includes $1.7 million of revenue related to discontinued operations. 2. Reflects Trammell Crow Company’s revenue contributions beginning on December 20, 2006. 3. Contractual revenue includes: Property & Facilities Management (14% in 2006 and 36% in LTM 2010), Appraisal & Valuation (7% in both 2006 and LTM 2010), Investment Management (6% in 2006 and 3% in LTM 2010), Development Services (1% in 2006 and 2% in LTM 2010) and Other (1% in 2006 and 2% in LTM 2010). Non-contractual revenue includes: Sales (31% in 2006 and 14% in LTM 2010), Leasing (37% in 2006 and 33% in LTM 2010) and Commercial Mortgage Brokerage (3% in both 2006 and LTM 2010). Contractual revenues1 represented 50% of LTM revenue, up from 29% in 2006 2006 Revenue2,3 LTM 9/30/2010 Revenue3 Diversification Contractual 50% Non- Contractual 50% Contractual 29% Non- Contractual 71%

YTD Q2 2010 CBRE vs. Global Competitors: Global Results 1. Includes $1.0 million of revenue and $12.3 million of operating income related to discontinued operations. 2. Based on 6/30/10 exchange rate of 1£ = $1.4947. 3. Six months ended 4/30/10; based on 4/30/10 exchange rate of 1£ = $1.52993. Source: Company public filings REVENUE OPERATING INCOME 3 Margin 7.0% 5.9% N/A 1.4% 3 4.6% N/A $ in millions 2 2 1 1 $2,199 $1,261 $750 $455 $273 $287 $0 $500 $1,000 $1,500 $2,000 $2,500 CBRE JLL C&W Savills G&E DTZ $155 $75 $21 ($42) $4 ($25) -$100 -$50 $0 $50 $100 $150 $200 CBRE JLL C&W Savills G&E DTZ

Historical Performance

Revenue [1]

($ in Millions)


1992 – 2009 CAGR = 15%
Average Annual Organic Growth of 8%
360 392 429 469 583 759 1,187 1,403 1,518 1,362 1,362 1,810 2,647 3,194 4,032 6,036 5,130 4,166 4,762
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006[2] 2007[3] 2008[3] 2009 LTM Q3 2010[3]
Organic Revenue
Revenue From Acquisitions

Normalized EBITDA and Margin [4]

($ in Millions)


1992 – 2009 CAGR = 20%
5.6% 6.6% 7.9% 8.9% 10.6% 11.9% 10.7% 8.4% 9.9% 8.4% 9.6% 10.1% 11.3% 14.4% 16.2% 16.1% 11.7% 10.9% 13.2%
20 26 34 42 62 90 127 117 151 115 131 183 300 461 653 970 601 454 627
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007[5] 2008[5] 2009 LTM Q3 2010[5]
Normalized EBITDA
Normalized EBITDA Margin

1. No reimbursements are included for the period 1992 through 1996, as amounts were immaterial. Reimbursements for 1997 through 2001 have been estimated. For 2002 and forward, reimbursements are included.
2. Includes Trammell Crow Company activity for the period December 20, 2006 through December 31, 2006.
3. Includes revenue from discontinued operations, which totaled $2.1 million for the year ended December 31, 2007, $1.3 million for the year ended December 31, 2008, and $1.7 million for twelve months ended September 30, 2010.
4. Normalized EBITDA excludes merger-related and other non-recurring costs, integration costs related to acquisitions, cost containment expenses, one-time IPO-related compensation expense, gains/losses on trading securities acquired in the Trammell Crow Company acquisition and the write-down of impaired assets.
5. Includes EBITDA related to discontinued operations of $6.5 million for the year ended December 31, 2007, $16.9 million for the year ended December 31, 2008, and $15.3 million for the twelve months ended September 30, 2010.

CBRE CB RICHARD ELLIS

CB Richard Ellis | Page 10

Debt Highlights 1. Normalized EBITDA excludes merger-related and other non-recurring costs, integration costs related to acquisitions, cost containment expenses, one-time IPO related compensation expense, gains/losses on trading securities acquired in the TCC acquisition and the write-down of impaired assets. 2. 2006 normalized EBITDA excludes $106.8 million for TCC for the period January 1, 2006 through December 20, 2006. 3. 2007 normalized EBITDA excludes $61.6 million of Development Services gains, which could not be recognized under purchase accounting rules. 4. Total debt excludes non-recourse debt. ($ in millions) 2 3 4 $486 $450 $635 $378 $128 $1,404 $1,159 $1,950 $1,874 $1,693 4.23x 3.44x 3.46x 2.87x 3.09x 1.85x 3.25x 0.28x 1.26x 1.74x $2,146 $1,928 $2,109 $2,036 $2,118 $577 $635 $798 $530 $544 2001 2002 2003 2004 2005 2006 2007 2008 2009 TTM Q3 2010 Net Debt Total Debt Net Debt to Normalized EBITDA Normalized 1 EBITDA: $115 $131 $183 $300 $461 $653 $970 $601 $454 $627

Mandatory Amortization and Maturity Schedule As of September 30, 20101 $ millions 1. Approximately $225.1 million and $333.0 million of the revolver facilities mature in June 2011 and June 2013 respectively. As of 9/30/10 the outstanding revolver balance was $17.9 million. 2. Includes the senior unsecured notes issued on October 8, 2010 and bank refinancing on November 10, 2010. As of November 10, 20102 $18 MM $682 MM - 200.0 400.0 600.0 800.0 1,000.0 1,200.0 2010 2011 2012 2013 2014 2015 2016 2017 Term Loan A Term Loan A1 Term Loan A2 Term Loan A3 & A3A Term Loan B Term Loan B1 & B1A Sr. Subordinated Notes Revolver - 200.0 400.0 600.0 800.0 1,000.0 1,200.0 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan A Term Loan B Sr. Subordinated Notes Sr. Unsecured Notes Revolver

Capitalization Table

($ in millions)	Proforma 9/30/2010[1]	As of 9/30/2010	As of 12/31/2009
Cash	270.1	768.7	741.6
Revolving credit facility	17.9	17.9	21.1
New senior secured term loan A	350.0	-	-
Senior secured term loan A	-	135.9	326.3
Senior secured term loan A-1	-	41.4	48.6
Senior secured term loan A-2	-	203.2	203.2
Senior secured term loan A-3	-	167.5	167.5
Senior secured term loan A-3A	-	24.0	-
New senior secured term loan B	300.0	-	-
Senior secured term loan B	-	489.0	642.8
Senior secured term loan B-1	-	293.2	295.2
Senior secured term loan B-1A	-	114.4	-
Senior unsecured notes	350.0	-	-
Senior subordinated notes[2]	437.4	437.4	436.5
Notes payable on real estate[3]	3.5	3.5	3.5
Other debt[4]	0.2	0.2	1.0
Total debt	1,459.0	1,927.6	2,145.7
Stockholders' equity	773.4	773.4	629.1
Total capitalization	2,232.4	2,701.0	2,774.8
Total net debt	1,188.9	1,158.9	1,404.1

1. Includes refinancing of CBRE's credit facility and the issuance of 6 5/8% senior unsecured notes.
2. Net of original issue discount of $12.6 million and $13.5 million at September 30, 2010 and December 31, 2009, respectively.
3. Represents notes payable on real estate in Development Services that are recourse to the Company. Excludes non-recourse notes payable on real estate of $676.1 million and $547.8 million at September 30, 2010 and December 31, 2009, respectively.
4. Excludes $260.1 million and $312.9 million of non-recourse warehouse facility at September 30, 2010 and December 31, 2009, respectively, as well as $2.0 million and $5.5 million of non-recourse revolving credit facility in Development Services at September 30, 2010 and December 31, 2009, respectively.

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CB RICHARD ELLIS

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Business Outlook Investment sales and leasing should continue to show nice year over year improvements - but comparisons are getting tougher Recent outsourcing trends and wins give us confidence about solid growth ahead for this business Planned expenses reinstated in Q3 2010 will continue to be visible in near term quarterly comparisons

Appendix

Reconciliation of Normalized EBITDA to EBITDA to Net Income (Loss)

($ in millions)	LTM Q3 2010	2009	2008	2007	2006	2005
		Year Ended December 31,				
Normalized EBITDA[1]	$ 627.2	$ 453.9	$ 601.2	$ 970.1	$ 652.5	$ 461.3
Less:						
Write-down of impaired assets	25.5	32.5	100.4	-	-	-
Cost containment expenses	23.7	43.6	27.4	-	-	-
Integration costs related to acquisitions	4.3	5.7	16.4	45.2	7.6	7.1
Merger-related charges	-	-	-	56.9	-	-
Loss (gain) on trading securities acquired in the Trammell Crow Company acquisition	-	-	-	33.7	(8.6)	-
EBITDA[1]	573.7	372.1	457.0	834.3	653.5	454.2
Add:						
Interest income[2]	7.6	6.1	17.9	29.0	9.8	9.3
Less:						
Depreciation and amortization[3]	105.3	99.5	102.9	113.7	67.6	45.5
Interest expense[4]	203.7	189.1	167.8	164.8	45.0	54.3
Write-off of financing costs	-	29.3	-	-	33.8	7.4
Goodwill and other non-amortizable intangible asset impairments	-	-	1,159.4	-	-	-
Provision for income taxes[5]	102.9	27.0	56.9	194.3	198.3	138.9
Net income (loss) attributable to CB Richard Ellis Group, Inc.	$ 169.4	$ 33.3	$ (1,012.1)	$ 390.5	$ 318.6	$ 217.3
Revenue[6]	4,762.2	4,165.8	5,130.1	6,036.3	4,032.0	3,194.0
Normalized EBITDA Margin	13.2%	10.9%	11.7%	16.1%	16.2%	14.4%

Notes:

1. Includes EBITDA related to discontinued operations of $15.3 million for the twelve months ended September 30, 2010, $16.9 million for the year ended December 31, 2008 and $6.5 million for the year ended December 31, 2007.
2. Includes interest income related to discontinued operations of $0.1 million for the year ended December 31, 2008 and $0.01 million for the year ended December 31, 2007.
3. Includes depreciation and amortization related to discontinued operations of $0.2 million for the twelve months ended September 30, 2010, $0.1 million for the year ended December 31, 2008 and $0.4 million for the year ended December 31, 2007.
4. Includes interest expense related to discontinued operations of $1.1 million for the twelve months ended September 30, 2010, $0.6 million for the year ended December 31, 2008 and $1.8 million for the year ended December 31, 2007.
5. Includes provision for income taxes related to discontinued operations of $5.0 million for the twelve months ended September 30, 2010, $6.0 million for the year ended December 31, 2008 and $1.6 million for the year ended December 31, 2007.
6. Includes revenue related to discontinued operations of $1.7 million for the twelve months ended September 30, 2010, $1.3 million for the year ended December 31, 2008 and $2.1 million for the year ended December 31, 2007.

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